SECURITIES AND EXCHANGE COMMISSION
	                             WASHINGTON, D.C. 20549

	                                    FORM SB - 2
	                              REGISTRATION STATEMENT
	                                        UNDER
	                                THE SECURITIES ACT OF 1933

	                        MNWBSC INVESTMENT CORPORATION
	-----------------------------------------------------------------------
	(Exact name of small business issuer as specified in its charter)


		Nevada				    n/a			   Applied
	-------------------------------  ---------------------------  --------
  (State or other jurisdiction	   (Primary and Industrial	  (I.R.S.
     of incorporation or              classification code number)	   Employer
       organization                                            Identification
                                                                        No.)

	       ------------------------------------------------

	                             14 Pico Crescent
	                         Thornhill, Ontario L4J 8P4
	                              (905) 731-0189
	-----------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

	                 -------------------------------------------------

	                               Marvin N. Winick, President
	                                  14 Pico Crescent
	                             Thornhill, Ontario L4J 8P4
	                                  (905) 731-0189
	-----------------------------------------------------------------------
	(Name and address, including zip code, and telephone number, including area code, of agent for service)

	Approximate date of proposed sale to public:
	As soon as applicable after this registration statement becomes effective.

	If any of these securities being registered on this Form are to be Offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ x ]
	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]
	If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
Statement for the same offering. [   ]

	If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [   ]


	                        CALCULATION OF REGISTRATION FEE

									        PROPOSED
                                     MAXIMUM
TITLE OF EACH CLASS OF		    AMOUNT TO BE	            OFFERING PRICE
                                                                   PER
SECURITIES TO BE REGISTERED       REGISTERED		          SECURITY

Common stock				2,000,000				$ 0.50

	       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement Shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       Subject to completion dated January 14, 2002. Information contained herein is subject to completion or amendment. A registration statement as contained herein relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

	This is our initial public offering, and no public market currently Exists for our stock. We anticipate that the initial public offering price for Our stock will be $ 0.50 per share. After the offering, the market price may be outside of this range.


	We plan to list our stock on the Nasdaq SmallCap Market.

	-----------------------------------------------------
	Your investment in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks
Described under "Risk Factors" beginning of page   8.

	------------------------------------------------------

The offering						Per Share			Total

Public offering price					$ 0.50		$ 1,000,000

Underwriting costs					$ 0.05	          100,000
                                                 ------             ---------

Net Proceeds						$ 0.45	     $    900,000
								 ======      	 ==========

Our common stock is not listed on any national securities exchange or the NASDAQ stock market.




	Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.


The date of this prospectus is January 14, 2002.

PART I  - PROSPECTUS INFORMATION
							     			           PAGE

1. Front Cover Page of Prospectus						      1
2. Inside Front and Outside Back Cover Pages of Prospectus			1
3. Summary	 								            3
Prospectus Summary......................................................6

Risk Factors............................................................7

Rule 419                                                               10

Use of Proceeds.............................. .....................    11

Determination of Offering Price............................... ........12

Dividend Policy............................  ......................... 12

Dilution...............................................................12

Selling Securities Holders.............................................13

Plan of Distribution                                                   13

Capitalization.........................................................14

Selected Financial Data................................................14

Legal Proceedings......................................................14

Directors, Executive Officers, Promoters, and Control Persons..........15

Security Ownership of Management and Certain Beneficial Owners.........16

Description of Securities..............................................17

Interest in Named Experts and Counsel..................................17

Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities.......................................................17

Organization Within the Last Five Years                                19

Description of Business................................................19

Management's Discussion and Analysis of Financial Condition and
                Results of Operations..................................25

Description of Property................................................27

Certain Relationships and Related Transactions.........................27

Market For Common Equity and Related Stock Matters..             ......27




Executive Compensation                                                 28

Financial Statements                                                   28

Changes In and Disagreements With Accountants on Accounting
   And Financial Disclosure                                            28

Indemnification of Directors and Officers..............................28

Recent Sales of Unregistered Securities.........................       31

Undertaking............................................................31

Exhibits and Signatures................................................32



	                         PROSPECTUS SUMMARY

	THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR IN DOCUMENTS REFERRED TO IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE INVESTING IN OUR SECURITIES, INCLUDING THE "RISK FACTORS", "BUSINESS" AND SELECTED FINANCIAL DATA" SECTIONS.


	                            MNWBSC INVESTMENT CORPORATION

	The Company was formed with the contemplated purpose to raise funds in The public market for the express purpose of acquiring a bona fide company in Need of capital with a sound business plan or a sound base of operations. The industry area upon which the Company wishes to pursue has not been determined at this time. This prospectus is initial in stage as the Company may have to register additional shares in order to raise additional capital if required.

                                     SUMMARY OF OFFERING

Common stock outstanding prior to this offering.................... 1,050,000

Class A warrants outstanding prior to this offering.........................0

Securities offered by us in this offering....2,000,000 shares of common stock

Common stock to be outstanding after this
                      offering...............3,050,000 shares of common stock

Class A warrants to be outstanding after this
offering............................................                   .....0

Use of proceeds...................................	We intend to use the
                                                      net proceeds of this
                                                      offeringto seek out a
                                                      suitable
                                                      business acquisition.

Trading symbols......................................	We plan on applying for
                                                      listing of our shares on
                                                      the Nasdaq SmallCap
                                                      Market once this
                                                      registration
                                                      statement becomes
                                                      effective.

	                               RISK FACTORS


	Start-up or Development Stage Company. The Company being newly Organized is considered a development stage company. No assurances can be given that the Company will be able to compete with other companies once an acquisition has been found. The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. See "Use of Proceeds" and "The Company."

	No Assurance of Profitability. To date, the Company has not conducted Any operations. The Company does not anticipate any significant revenues in the Near future. The Company's ability to successfully implement its business plan Is dependent on the completion of this Offering. There can be no assurance that The Company will be able to develop into a successful or profitable business.

	No Assurance of Payment of Dividends. No assurances can be made that The future operations of the Company will result in additional revenues or will be profitable. Should the operations of the Company become profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future. See "DIVIDEND POLICY."

	Possible Need for Additional Financing. The Company intends to fund its operations and other capital needs for the next 12 months substantially from operations and the proceeds of this Offering, but there can be no assurance that such funds will be sufficient for these purposes. The Company may require additional amounts of capital for its future expansion, operating costs and working capital. The Company has made no arrangements to obtain future additional financing, and if required, there can be assurance that such financing will be available on acceptable terms.

	Dependence on Management. The Company's success is principally
Dependent on its current management personnel for the operation of its business.

	Broad Discretion in Application of Proceeds. The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

	Arbitrary Offering Price. There has been no prior public market for the Company's securities. The price to the public of the Shares offered hereby
Has been arbitrarily determined by the Company and bears no relationship to the Company's earnings, book value or any other recognized criteria of value.

	Immediate and Substantial Dilution. An investor in this Offering will experience immediate and substantial dilution.

	Lack of Prior Market for Securities of the Company. No prior market has existed for the securities being offered hereby and no assurance can be given that a market will develop subsequent to this Offering. There are relatively few restrictions on the resale of our common stock being offered and a large number of shares of common stock will become eligible for public sale. Sales of substantial amounts of these shares in the public market, or the perception that such sales could occur, could cause the market price for our common stock to fall. Additional offerings may have to be made in the future to meet additional cash flow needs with such offerings including warrants for issuance of additional common stock, further diluting the common stock outstanding. These warrants if exercised will most likely require that we register their shares for resale. Even when shares are not registered for resale, the rules of the Securities and Exchange Commission permit a holder who has held shares for one year to sell the stock into the public market subject, in some cases, to volume and other limitations. A person who has held shares for two years can generally sell without limitation.


	Projections. The financial projections that the Company may prepare from time to time are unaudited and are based upon assumptions made by management concerning future events and circumstances. Projections are only indications of what may happen under certain circumstances as described in the assumptions thereto. Some assumptions inevitably will not materialize and unanticipated events and circumstances may occur which will materially effect these projections. However, the Company has no prior operating history from which to extrapolate regarding possible future operations. THESE PROJECTIONS MAY VARY SIGNIFICANTLY FROM ACTUAL RESULTS AND NO INVESTMENT DECISION SHOULD BE BASED THEREON UPON THESE PROJECTIONS.

	Finders' Fees. The Company expects to compensate finders who introduce The Company to prospective purchasers of the shares offered hereby. Such compensation is expected to be approximately 15% of the amount invested, payable either in cash or common stock. Generally, issuers may only pay sales related compensation to licensed securities brokers-dealers. One exception, however, relates to finders who only introduce the issuer and prospective investor and who do not participate in the selling effort or in the negotiations. If for any reason the Company makes payments to persons believed to have been finders but who are actually deemed to be unlicensed securities broker-dealers, then the Company could incur liability for aiding and abetting a violation of the securities laws by such unlicensed persons.

	Lack of Business Opportunities. There is no assurance that the Company may be able to invest its funds into a business opportunity and if so, there is no assurance that such acquisition will be successful in its endeavors.


	WARNING ABOUT FORWARD-LOOKING STATEMENTS

	This prospectus and the documents referred to in this prospectus Contain "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements may include statements regarding:

-	our growth plans, including our plans to acquire an operating business entity;

-	the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

-	our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

-	this being a start-up situation, the timing of cash requirements and the expected projected profitability;

-	our expectations regarding competition

	For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully
Review "Risk Factors". In light of these risks, uncertainties and assumptions, The future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred in this prospectus could turn to be materially different from those we discuss or imply. We have no obligation to publicly update or revise our forward-looking statements after the date on the front cover of this prospectus and you should not expect us to do so.

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and certificates, representing the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met three basic conditions:

-	First, we must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

-	Second, we must file a post-effective amendment to or registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if. any, amounts disbursed to us and amounts remaining in the escrow account.
In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

-	Third, we must mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained in the registration statement.

-	After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release funds to us and the certificates to you and our investors.

	As such we will enter into an agreement with an escrow agent which will provide for the above conditions once we have identified a merger candidate and have begun to raise funds for the purpose set out in this registration statement.

	We however, may raise funds for working capital which will not fall Under the auspices of Rule 419, where management deems it necessary for the Continued operations of the Issuer in order to seek out merger candidates. Management has provided for a certain amount of working capital in its use of proceeds as set out below.


USE OF PROCEEDS

	We estimate that we will receive net proceeds of approximately $900,000 from our sale of 2,000,000 shares offered by us. This estimate is based on an offering price of $0.50 per share of common stock and after deducting estimated underwriting discounts and commissions, and other estimated offering expenses payable by us. We expect to use the net proceeds of this offering for the following purposes:

			                                 Amount	    Percentage
	Business acquisitions	                 $   850,000	      94.4%

	Working capital and general corporate
                purposes	                      50,000	       5.6%
                                                ----------       -----

	Total		                            $    900,000	     100.0%
			                                 =======      ======


	Working capital and general corporate purposes including the following:

-	hiring of personnel
-	enhancing support and management systems
-	funding short term losses
-	setting up of office environment for corporate headquarters
-	payment of staff
-	acquisition of office and telecommunication equipment.

	On the assumption that we will proceed on our planned purpose we will expect the net proceeds from this offering, together with the future expected cash flows from operations, will be sufficient to fund our operations and capital requirements for at least 12 months following the consummation of this offering.

	We may be required to seek additional sources of capital sooner if:

-	operating assumptions change or prove to be inaccurate; or

-	we wish to may further business acquisitions not intended from this offering which may require additional funds.

	Pending the uses described above or in the event that Rule 419 does not apply, the net proceeds will be invested in a money market account and/or short-term government bonds.

DETERMINATION OF OFFERING PRICE

	The offering prices are purely arbitrary, the Company is a development stage company with no discertainable operations at this time and has not had its shares listed on any stock exchange. Through this registration statement the Company wishes to list its shares and by doing so establish a reasonable share price based on the expectations of selling shares and realizing its business objectives to be discussed below. (See: Description of Business).

DIVIDEND POLICY

	Holders of the Company's Common Stock are entitled to dividends when, As and if declared by the Board of Directors, out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

DILUTION

	Since this Company is a development stage company and the shares of the Company are going to be listed on the Nasdaq Stock Exchange, dilution is not a factor at this time. However, if the Company moves forward on its objectives such dilution is bound to occur. At this point in time we are unable to quantify the effect that this will have on the future stock price of the shares.

SELLING SECURITY HOLDERS

	Mr. Marvin Winick who is the president and director of the Company and owns 525,000 shares of common stock representing 50% of the issued and outstanding stock of the Company, may be a seller of some of the securities offered in this registration statement but will not be offering his own shares for sale.

PLAN OF DISTRIBUTION

	The common stock offered by this prospectus is being offered by the selling shareholders. See "Selling Security Shareholders". The common stock may be sold or distributed from time to time by the selling shareholders, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market price prevailing at the time of sale, or prices related to such prevailing market prices, at negotiated prices, or at a fixed price, which may be changed. The sale of the common stock offered by this prospectus may be affected in one or more of the following methods:

-	ordinary broker transactions;

-	transactions involving cross or block trades or otherwise on the Nasdaq
Bulletin  Board;

-	purchase by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

-	at the market to or through market makers or into an existing market for the common stock;

-	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales affected through agents;

-	in privately negotiated transactions; or

-	any combination of the foregoing.

     In order to comply with the securities laws of certain states. If applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption for such registration or qualification requirement is available and complied with. Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation paid commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock from whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commission rates.

The selling shareholder Marvin Winick may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, and certain other selling shareholders in connection with this offering may also be deemed to be underwriters. Any broker-dealers who may act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of The shares may be deemed to be underwriting discounts and commissions under the Securities Act.

       Neither we nor the selling shareholder or shareholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholder and any other required information.

       We will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. The Company has also agreed to indemnify the selling shareholder and directors against specified liabilities including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, we have advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

       We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize The price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby This prospectus.

SELECTED FINANCIAL DATA

      The information required in connection with selected financial data is Not presented in this registration statement only because the Company being a start-up company does not have any operational activities and therefore there is no meaningful financial data available at this time. The audited financial statements are attached hereto as an exhibit.


LEGAL PROCEEDINGS

	The Company is currently not a party to any pending legal proceedings And no such action by, or to the best of its knowledge, against the Company has Been threatened. The Company has been inactive from inception through to the date of this registration statement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

	The directors and executive officers of the Company and their respective ages are as follows:

Name				Age		Position			Term
Marvin N. Winick		52		Director and President   1 yr

Bernard Spiegel		64		Director and Secretary	 1 yr

	All directors and officers have been appointed and/or elected as such from inception.

	All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors.
The Company does not have any standing committees at this time.

	No director, or officer, or promoter of the Company has, within the Past five years, filed any bankruptcy petition, been convicted in or been the Subject of any pending criminal proceedings, or is any such person the subject3 or any order, judgment or decree involving the violation of any state or federal securities laws.

	The business experience of the persons listed above during the past five years are as follows:

Marvin N. Winick

	Mr. Marvin N. Winick, 52 years old, has been a Director of the Company since inception October 9, 2001. Mr. Winick is a self-employed Canadian accountant who has done consulting and accounting for several U.S. companies including Mega-C Technologies Inc., Tri Clean Enterprises Inc., Achievor Recovery Limited. He has been a director of a public company Tokn, Inc. since 1989. Mr. Winick has had several years of computer, accounting and experience in US securities laws which has helped him to assist other companies as mentioned above.

Bernard Spiegel

	Mr. Spiegel has been a Chartered Accountant since 1964. He has served with the Superintendent of Bankruptcy and the Royal Canadian Mounted Police investigating bankruptcy fraud and commercial crime and started his own practice in March 1971 and has been practicing ever since.

	Section 16(a) of the Securities Exchange Act of 1934, as amended, Requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the "Commission") initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, Mr. Winick and Mr. Spiegel comprising all of the Company's executive officers, directors and greater than 10% beneficial owners of its common Stock, will comply with Section 16(a) filing requirements applicable to them before the end of the Company=s current fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

	The following table sets forth information, to the best knowledge of The Company as of December 31, 2001, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name of Address of		Amount and Nature of	Percent of Class
Beneficial Owner			Beneficial Ownership
Marvin N. Winick	             525,000			50.0%
14 Pico Crescent
Thornhill, Ontario
L4J 8P4











Bernard Spiegel		        17,500			1.67%
666 Wilson Avenue
Toronto, Ontario M3K 1B1

503124 Ontario Inc.	        175,000	         	 16.6%
Toronto, Ontario


All Executive Officers and
Directors as a Group 		  542,500			 51.7%


DESCRIPTION OF SECURITIES

Common Stock

	The Company is authorized to issue 50,000,000 shares of common stock, Par value $.001, of which 1,050,000 shares are issued and outstanding as of the date hereof. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

	Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The Company is authorized to issue 5,000,000 shares of preferred stock, at a par value of $ .001. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of Preferred
Stock shall have preemptive rights. At the present time no terms, conditions, limitations or preferences have been established. The Company has no shares of preferred Stock outstanding, and the Board of Directors has no plan to issue Any shares of preferred Stock for the foreseeable future unless the issuance Thereof shall be in the best interests of the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

	There are no experts, professional advisers, or attorneys that have an interest in the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

	Article XI of the Company's Articles of Incorporation contains Provisions providing for the indemnification of directors and officers of the Company as follows:

(a)	The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

	(b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

	(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be Indemnified against expenses (including attorney's fees) actually and reasonably Incurred by him in connection therewith.

	(d) Any indemnification under Section (a) or (b) of this Article
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a Majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.

	(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

	(f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

	(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

ORGANIZATION WITHIN LAST FIVE YEARS

Not applicable

DESCRIPTION OF BUSINESS

Business Development

          MNWBSC INVESTMENT CORPORATION. (the "Company") was organized on October 10,2001,under the laws of the State of Nevada, having the stated purpose of engaging in any lawful activities. The Company was formed with the contemplated purpose to acquire a business that may be engaged in technology
industry in the United States and elsewhere.    The Company is searching for a
viable entity upon which to merge and/or acquire.

         The Company never engaged in an active trade or business throughout
The period from October 10, 2001 until the filing of this form.   On October 10,
2001 the Company issued stock a total of 1,050,000 shares of common stock. Marvin N. Winick was issued 525,000 shares of common stock, 503124 Ontario Limited was issued 175,000 shares of common stock, Bernard Spiegel was issued 17,500 shares of common stock and 157,500 of common stock was issued to related individuals of Mr. Spiegel. Additionally, 175,000 shares of common stock were issued equally to ten other individuals, bringing the total shareholders in the Company to 22. Mr. Spiegel and Mr. Winick are officers and directors of the Company.

         The Company has now begun to consider and investigate potential business opportunities. The Company is considered a development stage company and, due to its status as a "shell" corporation, its principal business purpose is to locate and consummate a merger or acquisition with a private entity.

         Because of the Company's current status of having limited assets and No recent operating history, in the event the Company does successfully acquire Or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

         On November 15, 2001, the Company also determined it should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

         The Company is voluntarily filing its registration statement in Order to make information concerning itself more readily available to the public. Management believes that being a fully reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), could provide A prospective merger or acquisition candidate with additional information concerning the Company. In addition, management believes that this might make the Company more attractive to an operating business as a potential business combination candidate. As a result of filing its registration statement, the Company is obligated to file with the Commission certain interim and periodic reports including an annual report containing audited financial statements.
The Company intends to continue to voluntarily file these periodic reports under the Exchange Act even if its obligation to file such reports is suspended under applicable provisions of the Exchange Act.

     Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years, or in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

     The Company's principal executive offices are located at 14 Pico Crescent, Thornhill, Ontario Canada L4J 8P4 and its telephone number is (905) 731-0189.

Business of Issuer

     The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. There can be no assurance that the Company. will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

     Management plans to investigate, research and, if justified, potentially acquire or merge with one or more businesses or business opportunities. The Company currently has no commitment or arrangement, written or oral, to participate in any business opportunity and management cannot predict the nature of any potential business opportunity it may ultimately consider. Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.

Sources of Business Opportunities

     The Company intends to use various sources in its search for potential business opportunities including its officer and director, consultants, special advisors, securities broker-dealers, venture capitalists, member of the financial community and others who may present management with unsolicited proposals. Because of the Company's limited capital, it may not be able to retain on a fee basis professional firms specializing in business acquisitions and reorganizations. The Company will most likely have to rely on outside sources, not otherwise associated with the Company, that will accept their compensation only after the Company has finalized a successful acquisition or merger. The Company will rely upon the expertise and contacts of such persons, will use notices in written publications and personal contacts to find merger and acquisition candidates, the exact number of such contacts dependent upon the skill and industriousness of the participants and the conditions of the marketplace. None of the participants in the process will have any past business relationship with management. To date the Company has not engaged nor entered into any definitive agreements nor understandings regarding retention of any consultant to assist the Company in its search for business opportunities, nor is management presently in a position to actively seek or retain any prospective consultants for these purposes.

    The Company does not intend to restrict its search to any specific kind
Of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of, or merger with, an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation without the time and expense typically associated with an initial public offering.

Evaluation

    Once the Company has identified a particular entity as a potential acquisition or merger candidate, management will seek to determine whether acquisition or merger is warranted or whether further investigation is necessary. Such determination will generally be based on management's knowledge and experience, (limited solely to working history - See "Directors, Executive Officers, etc.") or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of the Company's limited capital it may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity. Management will not devote full time to finding a merger candidate, will continue to engage in outside unrelated activities, and anticipates devoting no more than an average of five (5) hours weekly to such undertaking.

    In evaluating such potential business opportunities, the Company will consider, to the extent relevant to the specific opportunity, several factors including potential benefits to the Company and its shareholders; working capital, financial requirements and availability of additional financing; history of operation, if any; nature of present and expected competition; quality and experience of management; need for further research, development or exploration; potential for growth and expansion; potential for profits; and other factors deemed relevant to the specific opportunity.

    Because the Company has not located or identified any specific business opportunity as of the date hereof, there are certain unidentified risks that cannot be adequately expressed prior to the identification of a specific business opportunity. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many of the potential business opportunities available to the Company may involve new and untested products, processes or market strategies which may not ultimately prove successful.

Form of Potential Acquisition or Merger

    Presently the Company cannot predict the manner in which it might participate in a prospective business opportunity. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific business opportunity will depend upon the nature of that opportunity, the respective needs and desires of the Company and management of the opportunity, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization, however, the company does not intend to participate in opportunities through the purchase of minority stock positions.

    Because of the Company's current status of inactivity since inception October 9, 2001, and its concomitant lack of assets and relevant operating history, it is likely that any potential merger or acquisition with another operating business will require substantial dilution to the Company's existing shareholders' interests. There will probably be a change in control of the Company, with the incoming owners of the targeted merger or acquisition candidate taking over control of the Company. Management has not established any guidelines as to the amount of control it will offer to prospective business opportunity candidates, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and the corresponding relative bargaining power of the parties. However, management will endeavor to negotiate the best possible terms for the benefit of the Company's shareholders as the case arises. Management may actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition. In such an event, existing shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. However the terms of the sale of shares held by present management of the Company will be extended equally to all other current shareholders.

    Management does not have any plans to borrow funds to compensate any persons, consultants, or promoters in conjunction with its efforts to find and acquire or merge with another business opportunity. Management does not have any plans to borrow funds to pay compensation to any prospective business opportunity, or shareholders, management, creditors, or other potential parties to the acquisition or merger. In either case, it is unlikely that the Company would be able to borrow significant funds for such purposes from any conventional lending sources. In all probability, a public sale of the Company's securities would also be unfeasible, and management does not contemplate any form of new public offering at this time. In the event that the Company does need to raise capital, it would most likely have to rely on the private sale of its securities. Such a private sale would be limited to persons exempt under the Commission's Regulation D or other rule, or provision for exemption, if any applies. However, no private sales are contemplated by the Company's management at this time until the stock can be registered for sale under this registration. If a private sale of the Company's securities is deemed appropriate in the future, management will endeavor to acquire funds on the best terms available to the Company. However, there can be no assurance that the Company will be able to obtain funding when and if needed, or that such funding, if available, can be obtained on terms reasonable or acceptable to the Company. The Company does not anticipate using Regulation S promulgated under the Securities Act of 1933 to raise any funds any time within the next year, subject only to its potential applicability after consummation of a merger or acquisition.

    In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities of the Company, may be paid to persons instrumental in facilitating the transaction. The Company has not established any criteria or limits for the determination of a finder's fee, although most likely an appropriate finder's fee will be negotiated between the parties, including the potential business opportunity candidate, based upon economic considerations and reasonable value as estimated and mutually agreed upon at that time. A finder's fee would only be payable upon completion of the proposed acquisition or merger in the normal case, and management does not contemplate any other arrangement at this time. Current management has not in the past used
any particular consultants, advisors or finders.   Management has not actively
undertaken a search for, nor retention of, any finder's fee arrangement with any person. It is possible that a potential merger or acquisition candidate would have its own finder's fee arrangement, or other similar business brokerage or investment banking arrangement, whereupon the terms may be governed by a pre-existing contract; in such case, the Company may be limited in its ability to affect the terms of compensation, but most likely the terms would be disclosed and subject to approval pursuant to submission of the proposed transaction to a vote of the Company's shareholders. Management cannot predict any other terms of a finder's fee arrangement at this time. If such a fee arrangement was proposed, independent management and directors would negotiate the best terms available to the Company so as not to compromise the fiduciary duties of the representative in the proposed transaction, and the Company would require that the proposed arrangement would be submitted to the shareholders for prior ratification in an appropriate manner.

    Management does not contemplate that the Company would acquire or merge With a business entity in which any officer or director of the Company has an interest. Any such related party transaction, however remote, would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner. The Company's management has not had any contact, discussions, or other understandings regarding any particular business opportunity at this time, regardless of any potential conflict of interest issues. Accordingly, the potential conflict of interest is merely a remote theoretical possibility at this time.

Possible Blank Check Company Status

    While the Company may be deemed a "shell" company at this time, it does Not constitute a "blank check" company under pertinent securities law standards. Accordingly, the Company is not subject to securities regulations imposed upon companies deemed to be "blank check companies." If the Company were to file a registration statement under Securities Act of 1933 and, at such time, priced its shares at less than $5.00 per share and continued to have no specific business plan, it would then be classified as a blank check company.

    If in the future the Company were to become a blank check company, adverse consequences could attach to the Company. Such consequences can include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the additional steps required to comply with various federal and state laws enacted for the protection of investors, including so-called "lock-up" agreements pending consummation of a merger or acquisition that would take it out of blank check company status.

    Many states have statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to Develop in the companies securities or to undertake any offering of the Company's securities, either debt or equity, until such time as the Company

Has successfully implemented its business plan described herein. In the event the Company undertakes the filing of a registration statement under circumstances that classifies it as a blank check company the provisions of Rule 419 as described above and other applicable provisions will be complied with.

Rights of Shareholders

   The Company does intend to provide its shareholders with complete Disclosure documentation including audited finance statements concerning a target company and its business prior to any mergers or acquisitions.

Competition

    Because the Company has not identified any potential acquisition or Merger candidate, it is unable to evaluate the type and extent of its likely competition. The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates. The Company will be in direct competition with these other public companies in its search for business opportunities and, due to the Company's limited funds, it may be difficult to successfully compete with these other companies.

Employees

    As of the date hereof, the Company does not have any employees and has no plans for retaining employees until such time as the Company's business warrants the expense, or until the Company successfully acquires or merges with an operating business. The Company may find it necessary to periodically hire part-time clerical help on an as-needed basis. The funds needed in this case will be advanced by Mr. Winick.

Facilities

	The Company is currently using at no cost to the Company, as its principal place of business offices of one of its directors and officer (provided at no cost), located in Thornhill, Ontario Canada. Although the Company has no written agreement and pays no rent for the use of this facility, it is contemplated that at such future time as an acquisition or merger transaction may be completed, the Company will secure commercial office space from which it will conduct its business. Until such an acquisition or merger, the Company lacks any basis for determining the kinds of office space or other facilities necessary for its future business. The Company has no current plans to secure such commercial office space. It is also possible that a merger or acquisition candidate would have adequate existing facilities upon completion of such a transaction, and the Company's principal offices may be transferred to such existing facilities.

REPORTS TO SECURITY HOLDERS

	The Company after filing this registration statement, will begin to Become a reporting issuer under the Securities Act and will make such filings Available including annual audited financial statements available to its security holders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

     The Company is considered a development stage company with limited assets or capital, and with no operations or income since inception October 9, 2001. The costs and expenses associated with the preparation and filing of this registration statement and other operations of the Company have been paid for by a shareholder, specifically Mr. Marvin N. Winick (see Security Ownership of Certain Beneficial Owners and Management Marvin N. Winick is one of the controlling shareholders). Mr. Winick has agreed to pay future costs associated with filing future reports under Exchange Act of 1934 if the Company
is unable to do so.   It is anticipated that the Company will require only
nominal capital to maintain the corporate viability of the Company and any additional needed funds will most likely be provided by the Company's existing shareholders or its sole officer and director in the immediate future. Current shareholders have not agreed upon the terms and conditions of future financing and such undertaking will be subject to future negotiations, except for the express commitment of Mr. Winick to fund required 34 Act filings. Repayment of any such funding will also be subject to such negotiations. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

     In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

     Management plans may but do not currently provide for experts to secure
A successful acquisition or merger partner so that it will be able to continue
As a going concern.   In the event such efforts are unsuccessful, contingent
Plans have been arranged to provide that the current Director of the Company is to fund required future filings under the 34 Act, and existing shareholders have expressed an interest in additional funding if necessary to continue the Company as a going concern.

Plan of Operation

     During the next twelve months, the Company will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. In its search for business opportunities, management will follow the procedures outlined in Item 1 above. Because the Company has limited funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as a successful business consolidation can be made. The Company will not require that the funds advanced by the officers and directors be repaid immediately by the target company.

    These funds will show as an accounts payable on the records of the Company to be repaid at such time as there are funds available to repay such advances. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration.

However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital most likely the only method available to the Company would be the private sale of its securities. Because of the nature of the Company as a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

     The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is convinced that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.


Description of Property

The information required by this Item is not applicable to this Form SB-2 due to the fact that the Company does not own or control any material property. There are no preliminary agreements or understandings with respect to office facilities in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


	On October 10, 2001 Marvin N. Winick received 525,000 and Bernard Spiegel received 17,500 shares of common stock each as the founding officers and directors of the in exchange for a commitment to arrange to pay the costs of the continued operations and to seek out a merger or acquisition on behalf of the Company.

     In addition Mr. Winick has paid for the cost and expenses associated With the filing of this Form SB-2 and other operations of the Company.

     At the current time, the Company has no provision to issue any Additional securities to management, promoters or their respective affiliates Or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although the Company has a very large amount of authorized but unissued Common Stock and Preferred Stock which may be issued without further shareholder approval or notice, the Company intends to reserve such stock for the Rule 504, 505 and 506 offerings for acquisitions.

	From inception(October 10, 2001), there have not been any other transactions between the Company and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of the Company's outstanding shares, nor any member of the above referenced individuals' immediate family.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

	At this time the Company shares are not listed on any stock exchange And therefore there is no public trading market.

(i)	there are no outstanding options or warrants or convertible securities at this time;

(ii)	there are no shares offered pursuant to Rule 144 or shares that the
Company has agreed to register at this time; or

(iii)	there are no shares offered pursuant to an employee benefit plan or dividend reinvestment plan.


EXECUTIVE COMPENSATION

	The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees since incorporation. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's director will defer any compensation until such time as an acquisition or merger can be accomplished.


FINANCIAL STATEMENTS

The financial statements are attached hereto as an exhibit.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

	There have been no changes in accountants or disagreements with present accountants on financial disclosure.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article XI of the Company's Articles of Incorporation contains provisions providing for the indemnification of directors and officers of the Company as follows:

(a)	The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

(b)	The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c)	To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d)	Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.

(e)	Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f)	The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

(g)	The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

RECENT SALES OF UNREGISTERED SECURITIES

	There have been no sales of unregistered securities to date.

UNDERTAKINGS
	The Company undertakes to include in a post effective amendment any material changes that may effect this registration statement subsequently, including the naming of its underwriters in connection with at the market offerings.

	If in the future the Company decides to offer the securities to existing security holders under warrants and rights and if any securities are reoffered to the public and/or underwriters with modification, the Company will file a post-effective amendment.

	If the offering is to be done in the future with competitive bidding, the Company will use its best efforts to distribute to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus as contained in the registration statement, together with any supplements and file an amendment to the registration statement reflecting the result of the bidding, the terms of the reoffering and related matters, unless we decide that there will be no further public offering of such securities.

EXHIBITS

Index to Exhibits

	The following exhibits are filed with this Registration Statement:

Exhibit No.			Exhibit Name
3(i).1			Articles of Incorporation filed October 10, 2001

3(ii).1			By-laws

3(iii).1			Amendment to by-laws.

5.1				Opinion of legal counsel - William Yarno

23                      Consent of independent accountants

SIGNATURES

	In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vaughan, in the Province of Ontario.


        MNWBSC INVESTMENT CORPORATION


By:    /s/ Marvin Winick
     -----------------------------
	Marvin N. Winick, President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:


/S/ Marvin Winick
--------------------
Marvin N. Winick
President and Director

/s/ Bernard Spiegel
---------------------------
Secretary/Treasurer and Director
Dated:               January 14, 2002

                                                              Exhibit 3(i).1
                             ARTICLES OF INCORPORATION

                                      OF

                         MNWBSC INVESTMENT CORPORATION



FIRST:   The name of this corporation is:

			MNWBSC INVESTMENT CORPORATION

SECOND: Its principal office in the State of Nevada is located at 9599 West Charleston Blvd. Ste 1065, Las Vegas, Nevada 89117. The name and address of its resident agent is Bluestar Capital Partners LLC, at the above address.

THIRD: The nature of the business or objects or purposes proposed may Be organized under the General Corporation Law of the State of Nevada.

FOURTH: The total authorized capital stock of the corporation is 50,000,000 shares of common stock with a par value of $ .001 and 5,000,000 shares of preferred stock with a par value of $ .001.

FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.


The address of the first board of directors, which shall be one in number, is as follows:


 NAME                                       POST OFFICE

Marvin Winick					14 Pico Crescent
							Thornhill, Ontario L4J 8P4

SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

NAME				POST OFFICE ADDRESS

Frank Sherman		9599 West Charleston Blvd. #1065
				Las Vegas, Nevada 89117


EIGHTH:   The corporation is to have perpetual existence.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of September 2001 A.D.

	/s/ Frank Sherman
---------------------------
Frank Sherman, Incorporator

                         CERTIFICATE OF ACCEPTANCE

                                    OF

                      APPOINTMENT OF RESIDENT AGENT

                                    OF

                      MNWBSC INVESTMENT CORPORATION


I, Frank Sherman, Authorized Representative of Bluestar Capital Partners LLC. hereby accepts appointment as Resident Agent of the above-named corporation.


	 /s/ Frank Sherman
   ---------------------------
	Frank Sherman
	Authorized Representative

                                                                 Exhibit 3(ii).1

                                  BY LAWS

                                    OF

                        MNWBSC INVESTMENT CORPORATION

                           (a Nevada corporation)

                                  ______

                                ARTICLE I

                               STOCKHOLDERS



1.	CERTIFICATE REPRESENTING STOCK.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada (General Corporation Law).
If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers, the transfer agent or the transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer officers of the corporation.

	Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

	The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.


2.	FRACTIONAL SHARE INTERESTS.  The corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may proceed in the manner prescribed by the provisions of Section
78.205 of the General Corporation Law.

3.	STOCK TRANSFERS.   Upon compliance with provisions restricting the
transfer of registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered bolder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4.	RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to exercise any rights in respect of any changed, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is giver or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders applies to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The directors must fix a new record date if the meeting is adjourned to a date more than sixty days later than the date set for the original meeting.


	5. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "Shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.


	6. STOCKHOLDER MEETINGS.

	- TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

	- PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix.

	- CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

	- NOTICE OR WAIVER OF NOTICE. Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors may designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held. A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of him, or his duly authorized attorney, either before or after the meeting; and if notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

-	CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in order of seniority and if present and acting the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

	- PROXY REPRESENTATION. At any meeting of stockholders, any stockholder may designate another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the General Corporation Law.

	- INSPECTORS. The directors, in advance of any meeting, any, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case of any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with to right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

-	QUORUM.  A majority of the voting power, which includes the voting
Power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.


	- VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribed a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ball shall not be required for any other action.

	Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other.

	7. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as may otherwise by provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

                                   ARTICLE II

                                   DIRECTORS

1.	FUNCTIONS AND DEFINITIONS.   The Board of Directors of the corporation
shall manage the business of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase "whole Board" herein refers to the total number of directors upon which the corporation would have if there were no vacancies.


2.	QUALIFICATIONS AND NUMBER.  Each director must be at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The initial Board of Directors shall consist of two persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be two. The number of directors may be increased or decreased by action of the stockholders or of the directors.

3.	ELECTION AND TERM.   Directors may be elected in the manner prescribed
by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada. The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an election of directors by stockholders, and directors who have elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

	4.  MEETINGS.

	- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

-	PLACE.  Meetings shall be held at such place within or without the
State of Nevada as shall be fixed by the Board.

-	CALL.  No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

-	NOTICE OR ACTUAL CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

-	QUORUM AND ACTION.  A majority of the directors then in office, at a meeting duly assembled, shall constitute a quorum. A majority of the directions present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provident by the General Corporation Law, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

	Members of the Board or of any committee, which may be designated by the Board, may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other. Participation in a meeting by said means constitutes presence in person at the meeting.

-	CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if
present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5.	  REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

6.	COMMITTEES.   Whenever its number consists of two or more, the Board
of Directors may designate one or more committees, which have such powers and duties, as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp. Each committee must include at least one director. The Board of Directors may appoint natural persons who are not directors to serve on committees.

7.	WRITTEN ACTION.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.


                            ARTICLE III

                             OFFICERS

	1. The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the board, a Vice-Chairman of the board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant treasures, and such other officers and agents with such titles as the resolution choosing them shall designate. Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

	2.  QUALIFICATIONS.   Except as may otherwise be provided in the
resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the board, if any, need be a director.

	Any person may hold two or more offices, as the directors may determine.

	3. TERM OF OFFICE. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen or until his resignation or removal before the expiration of his term.


	Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

	Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

	4. DUTIES AND AUTHORITY. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

                                  ARTICLE IV

                               REGISTERED OFFICE


	The location of the initial registered office of the corporation in the State of Nevada is the address of the initial resident agent of the corporation, as set forth in the original Articles of Incorporation.

	The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto. The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

                                       ARTICLE V

                           CORPORATE SEAL OR STAMP


	The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

                                      ARTICLE VI

                                     FISCAL YEAR

	The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                      ARTICLE VII

                                  CONTROL OVER BYLAWS

	The power to amend, alter, and repeal these By laws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by stockholders.

	I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of MNWBSC INVESTMENT CORPORATION, a Nevada corporation, as in effect on the date hereof.

	WITNESS my hand and the seal or stamp of the corporation.

Dated:  October 11, 2001



							  /s/ Bernard Spiegel
                                           ----------------------------
							Bernard Spiegel, Secretary of
							MNWBSC INVESTMENT CORPORATION
(SEAL)

                       ORGANIZATION CONSENT IN WRITING OF

                                DIRECTORS

                                   OF

                       MNWBSC INVESTMENT CORPORATION
                          (a Nevada corporation)

                                 _______

                     (Organized October 10, 2001)


	The undersigned, constituting all of the directors named in the Articles of Incorporation of the above-named corporation, do hereby consent in writing to the adoption of the following resolutions:

	RESOLVED: That the Bylaws annexed hereto are and they are hereby adopted as the initial Bylaws of the corporation.

	RESOLVED: That the following be and they are hereby chosen as the officers of the corporation until the first meeting of directors after the first annual meeting of stockholders and until their successors are chosen and qualified or until their earlier resignation or removal:

	President:	Marvin Winick
	Secretary:	Bernard Spiegel
	Treasurer:	Bernard Spiegel

							__/s/ Bernard Spiegel___
							Bernard Spiegel, Director

							__/s/ Marvin Winick_____
							Marvin Winick, Director

							_________________________
									, Director


*Section 78.315 of the General Corporation Law authorizes all directors to consent in writing in lieu of meeting.

                                                     Exhibit 3(iii).1
                                 AMENDMENT
	                             TO THE
	                           BY-LAWS OF
                      MNWBSC INVESTMENT CORPORATION


     Pursuant to the provisions of the Nevada Business Corporations Act, MNWBSC INVESTMENT CORPORATION (the "Corporation") adopts the following Amendment to the By-Laws:


1.	Article II of the By-Laws is amended to add Paragraph 8 as follows:


	8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

2.	The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on October 12, 2001 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

The effective date of this Amendment is October 12, 2001.


Dated:		October 12, 2001


/S/    Marvin Winick
   ------------------------
   Marvin Winick, President

	                    RESOLUTION OF THE BOARD OF DIRECTORS

	                                 OF

	                     MNWBSC INVESTMENT CORPORATION

      Pursuant to the provisions of the Nevada Business Corporations Act, all the Directors of the Corporation pass the following resolution as a resolution of the Directors of the Corporation consented to in writing on the 12th day of October 2001.

      WHEREAS the Corporation desires to change its by-laws and add additional articles as set out below.

BE IT RESOLVED, THAT:

1.	Article II of the By-Laws is amended to add Paragraph 8 as follows:


	8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation=s expense, policies of insurance.

2.	This proposed amendments be put before the majority shareholders of the
Corporation for approval without a meeting pursuant to the Nevada Business Corporations Act.

The record date for this shareholders action will be October 12, 2001.

Any officer or director of the Corporation is hereby authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute, deliver and file any and all documents to take any and all other action that may be necessary, appropriate, or expedient in order to accomplish the purposes and intent of the foregoing resolution.

3.	This resolution may be signed in counterparts and transmitted by facsimile, and that each copy will together constitute but one document and be deemed to be an original.

DATED this 12th day of October, 2001
/s/ Marvin Winick                   /s/ Bernard Spiegel
-----------------                  ---------------------
Marvin N. Winick				Bernard Spiegel

                                    ACTION BY SHAREHOLDERS
	                              WITHOUT A MEETING OF
                                MNWBSC INVESTMENT CORPORATION
	                            (A Nevada Corporation)


On this 12th day of October 2001, the Shareholders whose signatures appear below have consented to the action and resolution contained herein, such action being taken pursuant to the authority provided by the Nevada Business Corporations Act. As of this date, the Corporation has issued and outstanding a total of 1,050,000 shares of fully paid, non-assessable common stock. The undersigned Shareholders represent 542,500 shares of the total issued and outstanding shares or 51.6%

BE IT RESOLVED, that

Article II of the By-Laws is amended to add Paragraph 8 as follows:


	8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICER

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation=s expense, policies of insurance.


         The undersigned by their signatures below, hereby consent to this action without notice and without a meeting, and adopt the foregoing Resolution.

/s/ Marvin Winick                            /s/ Bernard Spiegel
-------------------				------------------------
Marvin N. Winick					 Bernard Spiegel
Shares Represented 500,000 or 50.0 %	 Shares Represented 17,500
                                                  or 1.6 %

                                                            Exhibit 5.1
                            William Yarno Law Offices Ltd.
                             (A Professional Law Corp)

314 Tideland Road
Broussard, LA 70518
Tel No. (337) 839-1107
Fax No. (337) 839-0091

January 14, 2002

Board of Directors
MNWBSC INVESTMENT CORPORATION

Dear Sirs,
    We have acted as counsel to MNWBSC INVESTMENT CORPORATION, a Nevada corporation in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission" of a Registration Statement on Form SB-2 filed with the Commission on the date hereof (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act" an aggregate of 2,000,000 shares (the "Shares") of its common stock, $ .001 par value per share ("Common Stock").

   The shares, if and when sold, will be resold to the public by and the Company shall determine as. This opinion is being rendered in connection with the filing of the Registration Statement.

   In connection with this opinion, we have examined the Company's Articles of Organization and its By-laws, as amended, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

   In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies.

   We express no opinion as to the laws of the state or jurisdiction other than the State of Nevada("Nevada Law"), including the reported judicial decisions interpreting Nevada Law, and the federal laws of the United States of America. To the extent that any other laws govern the matters to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to Nevada Law, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. This opinion is limited to present laws and to the facts as they presently exist. We assume no obligation to update our opinion or to advise of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof. We also assume no obligation to revise or supplement this opinion should the present federal laws of the United States, or present Nevada Law, change by legislative action, judicial decision, or otherwise. No opinion is expressed herein with respect to (a) the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction and (b) the antifraud provisions of any state or federal securities laws.

   The opinions set forth below are subject to the further qualification that enforceability may be:

(1)	limited by applicable bankruptcy, insolvency, moratorium, fraudulent or preferential transfer or conveyance, reorganization or other laws of general applicability relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application;

(2)	limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether applied by a court or law or equity);

(3)	subject to the effect of any public considerations or court decisions which may limit the rights of any person or entity to obtain indemnification;
and

(4)	subject to the effects of generally applicable rules of law that (a) limit or effect the availability of specific performance or provisions that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness or (b) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

    Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

(i)	the Shares, when issued and delivered in accordance with the terms and conditions of a Subscription Agreement and against payment therefore as contemplated by the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

	It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is deemed to be effective by the Commission.

	We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

/s/ William Yarno
-----------------------
William Yarno

                                                                  Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS


     We, Feldman, Sherb & Co. CPA's hereby consent to the use of our report dated November 2001 relating to the audited financial statements for the period from inception (October 9, 2001) to October 31, 2001 to the registration statement on SB-2 of MNWBSC INVESTMENT CORPORATION to be filed with the Securities and Exchange Commission.

/s/ Feldman, Sherb & Co
--------------------------
Feldman, Sherb & Co.
January 14, 2002

                                  MNWBSC INVESTMENT CORPORATION
                             (A Development Stage Enterprise)

                                   Financial Statements

                    From October 10, 2001 (Inception) to October 31, 2001

                                  MNWBSC INVESTMENT CORPORATION

                                  INDEX TO FINANCIAL STATEMENTS




                                                                Page
INDEPENDENT AUDITORS' REPORT	                                   F-1

BALANCE SHEET	                                               F-2

STATEMENT OF OPERATIONS	                                         F-3

STATEMENT OF STOCKHOLDERS' DEFICIT	                             F-4

STATEMENT OF CASH FLOWS	                                         F-5

NOTES TO FINANCIAL STATEMENTS	                                F-6 - F-7

                              INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
MNWBSC INVESTMENT CORPORATION
Toronto, Ontario

We have audited the accompanying balance sheet of MNWBSC INVESTMENT CORPORATION (A Development Stage Enterprise) as of October 31, 2001 and the related statements of operations and cash flows for the period October 10, 2001 (Inception) to October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MNWBSC INVESTMENT CORPORATION (A Development Stage Enterprise) at October 31, 2001 and the results of its operations and its cash flows for the period October 10, 2001 (Inception) to October 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



							/s/ Feldman Sherb  & Co., P.C.
							Feldman Sherb & Co., P.C.
							Certified Public Accountants

November 2, 2001
New York, New York

MNWBSC INVESTMENT CORPORATION
(A Development Stage Enterprise)
BALANCE SHEET
OCTOBER 31, 2001


LIABILITIES AND STOCKHOLDERS' DEFICIT

Advance from shareholder                                        $    395
                                                                 -------

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value, authorized
 5,000,000 shares,
none issued or outstanding                                      $     -
Common stock, $.001 par value, authorized
50,000,000 shares,
issued and outstanding 1,050,000 shares                            1,050
Deficit accumulated during the development stage                  (1,445)
                                                                 -------

Total stockholders' deficit                                         (395)
                                                                 -------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $    -
                                                                 =======



















                    See notes to financial statements.

MNWBSC INVESTMENT CORPORATION
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS
FROM OCTOBER 10, 2001 (INCEPTION) TO OCTOBER 31, 2001

REVENUE                                                        $   -
                                                                -------


Expenses
GENERAL AND ADMINISTRATIVE                                        1,445
                                                                -------

NET LOSS                                                       $ (1,445)
                                                                =======


NET LOSS PER SHARE, BASIC AND DILUTED                          $    -
                                                                =======


WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING          1,050,000
                                                              =========
























                             See notes to financial statements

MNWBSC INVESTMENT CORPORATION
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' DEFICIT

                                                          Deficit
                                                        Accumulated
                                                         During the   Total
                  Preferred Stock  Common Stock        Development Stockholders'
                  Shares   Amount  Shares Amount         Stage      Deficit
                  -----------------------------------------------------------
Balance - October
  10, 2001           -    $    -      -   $    -      $    -        $     -

Issuance of common
 stock              -         - 1,050,000   1,050         -            1,050

Net loss            -         -      -        -       (1,445)         (1,445)
                   ----------------------------------------------------------
-
Balance - October
  31, 2001          -   $     - 1,050,000 $ 1,050   $ (1,445)      $    (395)

                  ===========================================================

























                              See notes to financial statements.

MNWBSC INVESTMENT CORPORATION
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
FROM OCTOBER 10, 2001 (INCEPTION) TO OCTOBER 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                  $ (1,445)
Adjustments to reconcile net loss to net cash used
  in operating activities:
      Issuance of common stock for services                        1,050
      Advances from shareholders                                     395
                                                                  ------

NET CASH USED IN OPERATING ACTIVITIES                                 -
                                                                  ------

INCREASE(DECREASE) IN CASH                                            -
                                                                  ------

CASH - Beginning of period                                            -
                                                                  ------

CASH - End of year                                               $    -
                                                                  ======























                         See notes to financial statements.

MNWBSC INVESTMENT CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS


1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

MNWBSC INVESTMENT CORPORATION (the "Company") was incorporated on October 10, 2001 under the laws of the State of Nevada. The Company's primary business operations are to engage in internet and technology based businesses. The Company is searching for a viable entity upon which to merge and/or acquire and intends to raise funds in order to fulfill its business objectives.

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclose activity since the date of the Company's inception.

	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

	Estimates

The preparation of financial statements in accordance with accounting principles generally in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

	Loss Per Common Share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

MNWBSC INVESTMENT CORPORATION
(A Development Stage Enterprise
NOTES TO FINANCIAL STATEMENTS


2.	ADVANCE FROM SHAREHOLDER

An officer of the Company advanced $395 for incorporation costs and the advance is unsecured, non-interest bearing, and is due on demand.

3.	STOCKHOLDERS' DEFICIT

The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value. In October 2001, the Company issued 1,050,000 shares of common stock to its officers and directors and other related individuals for services rendered.